Exhibit 10.15

Portions of this exhibit marked [*] are requested to be treated confidentially.

COLLABORATION AND LICENSE OPTION AGREEMENT

This Collaboration and License Option Agreement (“Agreement”) is effective as of February 10, 2009 (“Effective Date”). The parties to this Agreement are Eli Lilly and Company having its principal offices at Lilly Corporate Center, Indianapolis, IN 46285 (“Lilly”), and Magen BioSciences, Inc., having its principal offices at 100 Beaver St., Suite 101, Waltham, MA 02453 (“Magen”). Lilly and Magen may be referred to herein individually as a “Party”, and collectively as the “Parties”.

The Parties hereby agree as follows:

Magen has previously entered into several Material Transfer Agreement(s) (“MTA”) to evaluate certain Lilly compounds which are individually listed in Appendix A of this Agreement under the following three catagories: Selective Estrogen Receptor Modulators (SERMs), Hedgehog (HH) Antagonists, and Glucocorticoid Receptor (GR) Agonists (herein referred to as the “Compounds”). This Agreement shall replace any prior MTAs, as they relate to Compounds listed in Appendix A, and establish the Parties’ full understanding with respect to the disposition of Compounds in Appendix A of this Agreement. Provided however that, “SERM Tool Compounds” referred to in the SERM MTA shall remain covered under the existing SERM MTA. In addition, the Parties may mutually agree, from time to time, to add additional compounds, including compounds which act through different mechanisms of action or fall within a different category of compounds from those listed above, to the definition of Compounds. Such agreement shall be reflected in a writing that specifies that such additional compounds shall be defined as Compounds subject to this Agreement and incorporated into Appendix A of this Agreement.

Magen has requested samples of all the Compounds for use in an evaluation for dermatological research purposes only (“Research”). Lilly may also provide Magen with information, such as data, results or analytical methods, related to the Compounds that Lilly considers proprietary and confidential including the identity of the Compounds (collectively “Confidential Information”). Lilly is willing to provide Magen with such samples and Confidential Information, and Magen is willing to evaluate such samples and Confidential Information, subject to Magen and Lilly’s agreement to the terms and conditions stated below.

1. PURPOSE OF THE TRANSFER. “Material” shall mean a physical sample of a Compound. To the extent Material has not already been provided at the time of execution of this Agreement, such Material shall be promptly provided by Lilly to Magen upon Magen’s request. Magen shall use the Confidential Information and Material solely for the Research and to determine if it desires to enter into further discussions with Lilly regarding the applicable Compound(s) or to otherwise exercise the License Option as contemplated in Section 7 of this Agreement. The Research shall be conducted solely by Magen employees or consultants or collaborators under the supervision of a Magen employee; provided that non-employees shall be bound by the terms of this agreement as if they were an employee of Magen. Magen shall not, without Lilly’s prior approval, modify, analyze, derivatize, nor attempt to determine the structure of the Material. Lilly shall retain ownership of the Material at all times prior to execution of a definitive license agreement between the Parties.

2. COMPLIANCE WITH RULES AND REGULATIONS. Magen agrees to comply with all federal, state and local rules, guidelines and regulations applicable to the Research and the handling of the Material. Magen assumes full responsibility for any claims against, or liabilities of, Magen which may arise as a result of Magen’s use, handling or possession of Material. If animals are used in Research then Magen shall comply with all federal, state and local laws and regulations applicable to the care and use of experimental animals and all animals used in experiments with Material shall be provided humane care and treatment in accordance with the current applicable veterinary practices. Furthermore, Lilly and Magen agree that they will comply with, and advise their employees, contractors and agents to comply with, all applicable statutes, Executive Orders, and all U.S. Food and Drug Administration (FDA), Centers for Disease Control (CDC), and National Institutes of Health (NIH) policies relating to Research and relating to the appropriate care and use of laboratory animals (7 U.S.C. §§ 2131 et seq.; 9 C.F.R. Part 1, Subchapter A). Additional information on this subject is available from the NIH Office of Laboratory Animal Welfare. Magen agrees to ensure that employees, contractors, and agents of Magen who might have access to a “select agent or toxin” (as that term is defined in 42 C.F.R. §§ 73.4-73.5) transferred from Lilly is properly licensed to receive the select agent or toxin.

3. RESTRICTIONS ON ACCESS; NO FURTHER TRANSFER. Magen agrees to retain control over and not transfer, sell or distribute the Material to anyone other than Magen’s employees, unless Magen obtains advance written approval from Lilly, such approval not to be unreasonably withheld (email communication shall suffice for this purpose); provided however that Magen may, without approval, transfer and use Material through contractors and collaborators to conduct the Research and who are under the supervision and control of Magen, and bound by confidentiality. Magen shall maintain at least the same degree of confidentiality and security with respect to Confidential Information and Material as is maintained by Magen for its own similar confidential information and material, but in no case less than a reasonable degree of confidentiality and security.

4. CONFIDENTIALITY. Magen shall retain in confidence and not disclose to any third party, nor use for any purpose other than the Research, any Material and all Confidential Information received from Lilly; provided that Magen may share Material (as provided for in Section 1 of this Agreement) and Confidential Information with its external contractors, consultants and advisors bound by confidentiality, and may publicly disclose the existence of this Agreement. Further the financial terms and conditions of this Agreement shall be deemed Confidential Information: except that Magen may disclose the entire contents of this Agreement to its directors, investors and professional advisors, and to prospective investors, acquirors, licensees, strategic partners, and merger partners, and their respective professional advisors, bound by confidentiality, even if the term of coverage for such confidentiality is shorter than [*] ([*]) years from the expiration or termination of this Agreement but not less than [*] ([*]) years from disclosure. Such obligations of confidentiality shall not apply to Confidential Information which (i) is in the public domain; (ii) comes into the public domain through no fault of Magen;

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

(iii) was known to Magen prior to its disclosure by Lilly, as evidenced by Magen’s records; (iv) is required by law or governmental regulation after notification to Lilly to prevent or limit the requested disclosure; (v) is disclosed to Magen by a third party having a lawful right to make such disclosure, or (vi) is independently developed by Magen. Such obligations of confidentiality shall continue for [*] ([*]) years from the expiration or termination of this Agreement (including any extensions or amendments).

5. REPORTS. Magen shall provide to Lilly a summary of all data, results and conclusions of the Research within [*] days from the conclusion of the Research for any given set of compounds, or at [*] months intervals, or within [*] days of termination of this Agreement, whichever occurs earlier. Unless instructed otherwise by Lilly, the written reports shall be sent to:

[*]

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, IN 46285

All such reports, including the information and data contained therein, shall be freely usable by Lilly for any purpose, except where specifically limited by this Agreement; provided that Lilly shall not publish or disclose to any third party any such reports, information or data without Magen’s prior written approval which shall not be unreasonably withheld.

6. INVENTIONS. If the Research results in an invention conceived from the use of and relating directly to a Compound, such as a new use of a Compound, or derived from and based upon the Compound, such as an improvement of Compound (hereinafter “Research Invention”), whether patentable or not, Magen will promptly disclose the Research Invention to Lilly in writing at the address specified in the first paragraph, above, Attention: Patent Counsel. Such disclosure shall be in confidence, and Lilly shall not publish or disclose to any third-party, except for purposes of filing a patent application, any information comprising or relating to such Research Invention without Magen’s prior written approval which shall not be unreasonably withheld. Inventorship of any Research Invention developed under this Agreement shall be decided in accordance with U.S. patent law, and the invention shall be assigned to the Party or Parties whose employee is credited with such invention.

7. MAGEN LICENSE OPTION.

(a) For a period of [*] from the receipt of any given shipment of Material (the “Option Period”), Magen shall have an exclusive option (the “License Option” as to the Compound in such Material) to license exclusively the rights related to such Compound in the Field as defined in Appendix B under a separate, definitive license agreement, to be negotiated in good faith based on the terms described herein. Specifically, the proposed non-financial terms of such potential license are described in Appendix B and shall apply equally to all Compounds that are the subject of the proposed definitive license agreement. Further, the proposed financial terms of such license agreement(s) shall be defined according to the development status of the most advanced Compound within the portfolio of Compounds which are being licensed together and

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

share the same mechanism of action. An Early Preclinical Compound shall be defined as a Compound for which there is less than 4-week GLP toxicology studies in at least two (2) animal species, including at least one (1) rodent species and one (1) non-rodent species. A Late Preclinical Compound shall be defined as a Compound for which there is at least 4-week GLP toxicology studies in at least two (2) animal species, including at least one (1) rodent species and one (1) non-rodent species, but no human clinical data. A Clinical Compound shall be defined as a Compound for which there is at least 4-week GLP toxicology studies in at least two (2) animal species, including at least one (1) rodent species and one (1) non-rodent species, and at least one (1) human clinical study conducted under a US IND or equivalent, and covering at least twenty-eight (28) days of daily dosing. Proposed financial terms for a portfolio where the most advance Compound is an Early Preclinical, Late Preclinical, or Clinical Compound are noted in Appendix C, D, and E respectively. Unless otherwise agreed to by the Parties, it is understood that when Magen exercises the License Option with respect to any Compound such license may include more than one Compound (“Licensed Compound(s)”) and may include additional Back-Up Compound(s), without the requirement to pay any additional up-front payment. Such Back-Up Compound(s) shall be mutually agreed upon by Magen and Lilly at the time such Licensed Compound(s) are identified.

(b) Subject to the following paragraph 7(c), the following parameters may be taken into account to arrive at the terms of a definitive license agreement: (1) Primary therapeutic indication, (2) Strength of evidence for utility in dermatology, (3) Technical and non-technical risk assessment, (4) Total number of Compounds that are the subject of the license agreement, (3) Stage of development of the subject Compounds other than the most advanced compound in the licensed portfolio, (4) Limitations on route of administration, (5) Strength and breadth of patents; expected commercial exclusivity period, and (6) Competitive landscape.

(c) If Magen exercises the License Option as to a particular Compound (or set of related Compounds) then the parties shall as soon as practicable, enter into a definitive license agreement granting Magen the exclusive license rights to such Compound(s) under all applicable Lilly intellectual property rights and know-how in the Field as defined in Appendix B. Such license shall be based on the proposed financial terms applicable to the most advanced Compound, and the other parameters discussed above, and shall unless Lilly and Magen otherwise agree result in terms of a definitive license agreement having the non-financial terms specified in Appendix B and the financial terms specified in Appendix C, D or E, and such other terms that are commercially reasonable terms for both Parties.

(d) Magen may exercise the License Option with respect to any Compound by giving Lilly written notice of exercise prior to the expiration of the Option Period with respect to such Compound. Lilly and Magen shall negotiate for a period of up to [*] ([*]) days (the “License Negotiation Period”) in order to agree upon a definitive license agreement. Such License Negotiation Period may be extended upon mutual agreement of the Parties for an additional period of time in order to finalize the license agreement in accordance with the previous paragraph.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

(e) If the Parties can not agree upon a definitive license agreement prior to the end of the License Negotiation Period, and Lilly has otherwise complied with its obligations hereunder, Lilly shall thereafter be free to license the Compound in the Field as defined in Appendix B to a third party, provided, however, that if Lilly proposes to enter into a license agreement with any third party on terms more favorable to the third party than those last offered by Lilly to Magen during the License Negotiation Period, then Lilly shall first offer such terms in writing to Magen and Magen shall have [*] ([*]) days to accept such terms.

(f) Notwithstanding anything herein or in any Appendix hereto to the contrary, each definitive license agreement shall entitle Magen to pay all or any part of the License Fee Amount and the first two Milestone Payments under each definitive license agreement in preferred stock of Magen (provided Lilly’s equity interest in Magen does not exceed 19.99%) having the same rights, privileges and preferences as the then most recent round of preferred stock issued by Magen; such preferred stock shall be valued at the price per share paid by the investors in such most recent preferred stock financing.

8. MAGEN RIGHT OF FIRST REFUSAL IN DERMATOLOGY. If Lilly attempts to out license to a third party any compound specifically for use in the field of dermatology it will first offer such compound to Magen by written notice to Magen. Magen shall have [*] ([*]) days after written notification from Lilly to exercise its option to include any such compound(s) as Compound(s) herein, in which event Lilly shall provide sample Materials of such Compound and all the terms and conditions of this Agreement applicable to Compounds and Materials shall apply. Lilly’s obligation to offer compounds pursuant to this Section 8 shall expire upon the earlier of (i) [*] years from the Effective Date or (ii) such time as [*] ([*]) compound categories, including the initial [*] ([*]) compound categories, have been included on Appendix A (the “ROFR Period”). After the expiration of the ROFR Period Lilly may elect at its own discretion whether or not it will provide to Magen any additional compounds from compound categories other than those then included on Appendix A.

9. LILLY LICENSE AND OPTION TO INVENTIONS. In the event that Magen does not elect to exercise its License Option as to all Compounds within a category of Compounds, and such option(s) expire, Magen shall grant Lilly a fully paid-up, royalty-free, non-exclusive worldwide license under any Research Invention made based on use of such Compound(s) to make, have made, use, import, offer to sell and sell such Compound(s), and an option to expand such license to be an exclusive, worldwide license, with right to sublicense, for a reasonable consideration to be negotiated. Such option shall be exercisable by Lilly for each and every applicable Research Invention within one year after Magen declines its License Option as to the last evaluated Compound within a category of Compounds. This Agreement shall not be construed as an obligation of either party to enter into any subsequent relationship.

10. LIMITATIONS ON WARRANTIES. EXCEPT AS PROVIDED BELOW, THE MATERIAL IS BEING SUPPLIED TO MAGEN WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTY.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

Lilly hereby represents and warrants to Magen that (a) Lilly has the full legal right and authority to transfer the Materials to Magen and to permit Magen to use the Materials to conduct the Research; (b) Lilly is not aware that the manufacture, use or sale of any Compound infringes any patent rights of a third party; and (c) Lilly is not aware of any inability it may have through the expiration of the License Options to grant to Magen the license rights contemplated to be granted (upon exercise of a License Option) in Section 7 above.

11. DESTRUCTION OF MATERIAL. Unless otherwise agreed to by Lilly in writing, Magen shall destroy any Material in its possession or control within [*] days following completion of the Research, expiration or termination of this Agreement, whichever occurs first. Magen shall also provide Lilly with written certification of such destruction.

12. NO LIABILITY TO LILLY. Material is to be used with caution in any experimental work, since all of its characteristics are not known and may be infectious or hazardous. Except to the extent prohibited by law, Magen assumes all liability for damages that may arise to it from its use, storage or disposal of the Material. Lilly will not be liable to Magen for any loss, claim or demand made by or against Magen due to or arising from the use of the Material by Magen (other than due to breach of Section 10).

13. AMENDMENTS. No modification of this Agreement shall be effective unless made in writing and executed by an authorized signatory on behalf of each party.

14. TERM AND TERMINATION. The term of this Agreement shall remain in effect from the Effective Date until the later of (i) the expiration of the ROFR Period, or (ii) the expiration of the Option Period with respect to the Compound for which the last Material was provided hereunder (the “Termination Date”), provided, however, if at the Termination Date the parties are in the midst of one or more License Negotiation Periods with respect to one or more Compounds the Termination Date shall be extended until the expiration of all such License Negotiation Periods. The Parties may mutually agree in writing to extend the term of this Agreement. Termination of this Agreement shall not affect any obligations or duties, including without limitation the last paragraph of Section 7, that have accrued under this Agreement prior to termination.

15. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties, whether written or oral, relating to the subject matter except as to SERM Tool Compounds discussed above.

16. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana, U.S.A., without regard to its conflict of laws principles.

17. ASSIGNABILITY. During the term of this Agreement, neither Party shall assign any benefit or burden under this Agreement without prior written consent of the other Party, which shall not be unreasonably withheld, except that (i) either Party may assign its rights and obligations under this Agreement to an Affiliate or to any company with which it may merge or consolidate or to any company to whom it may transfer substantially all of its assets or rights to

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

which this Agreement relates or to any company which may acquire such Party (including, in each case, any company created as a new vehicle upon any such merger, transfer or acquisition), This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

18. COUNTERPARTS. This Agreement may be executed in one or more counterparts by the parties by signature of a person having authority to bind the party, each of which when executed and delivered by facsimile, electronic transmission or by mail delivery, will be an original and all of which shall constitute but one and the same Agreement.

The parties have executed this Agreement by having their authorized representatives sign below.

ELI LILLY AND COMPANY	MAGEN BIOSCIENCES, INC.

By:	By:

Title:	Title:

Date:	Date:

APPENDIX A

Categories and Compounds from which Material may be provided.

1)	Selective Estrogen Receptor Modulators (SERMs):

a.	[*]

b.	[*]

c.	[*]

2)	Hedgehog (HH) Antagonists:

a.	[*]

b.	[*]

c.	[*]

d.	[*]

e.	[*]

3)	Glucocorticoid Receptor (GR) Agonists:

[*]

[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

APPENDIX B

Non-financial Terms

Licensed Compounds	The LILLY Compound(s) considered and/or evaluated by Magen under the Agreement and are selected by MAGEN to be licensed (the “Licensed Compounds”)

Licensed Patents	All existing and future patents and patent applications relating to the Licensed Compounds which are owned, licensed or otherwise controlled by LILLY or its affiliates having a claim covering Licensed Compound or Licensed Product or its manufacture or use in the Field.

Licensed Know-How	All know-how, data and related information owned, licensed or otherwise controlled by Lilly or its affiliate relating to Licensed Compound or Licensed Product or its manufacture or use in the Field.

Licensed Product	Any pharmaceutical formulation which contains a Licensed Compound for use in the Field, including any metabolites, salts, isomers, or pro-drugs of a Licensed Compound.

Territory	Worldwide

Field	Diagnostic uses, topical treatments for cosmetic uses and topical treatments for the prevention, amelioration, or cure of dermatological diseases (including without limitation, skin cancers) and conditions in humans and animals. Other routes of administration may be considered on a case-by-case basis as mutually agreed upon by the parties. If Lilly retains development and commercialization rights to any Compound outside of the Field, the License Agreement will include reasonable provisions to address any economic impact of “off-label” sales or uses by third parties of Licensed Compounds in the Field.

License	LILLY shall grant to MAGEN an exclusive, royalty-bearing license to the Licensed Compounds under the Licensed Patents and Licensed Know-How to research, develop, have developed, make, have made, use, have used, manufacture, have manufactured, register, have registered, offer for sale, sell, have sold, import and export, distribute, and market Licensed Products in the Field within the Territory.

Right to Sublicense	MAGEN shall have the right to sublicense its licensed rights subject to prior notification to Lilly and MAGEN’s continued responsibility to comply with the financial obligations and development terms of the License Agreement.

Licensing Fee	Within [*] ([*]) days of the execution of a License Agreement, MAGEN shall pay LILLY a fee (the “Licensing Fee”) for the option described hereafter in the total amount described in Appendix C, D, or E, as determined in accordance with the Agreement, to the Compounds under consideration, such amount to be apportioned, at MAGEN’s sole discretion, between cash and MAGEN Common Stock. MAGEN shall designate the apportionment of the payment prior to the execution of the Licensing Agreement. If Lilly has made and equity investment in MAGEN prior to such apportionment of the payment, MAGEN may issue equity only to the extent that LILLY’s ownership interest in MAGEN does not exceed 19.99% on a fully diluted basis.

Conduct and Funding	MAGEN will be solely responsible for conducting and funding all research, pre-clinical development, clinical developmental, commercialization, manufacturing, and regulatory activities associated with the Licensed Product from the Effective Date of the License Agreement forward. MAGEN shall provide semi-annual written reports to LILLY describing progress against the goals outlined in the Development Plan (to be solely prepared by MAGEN), and any modifications in development strategy and goals as appropriate.

Patents	LILLY shall be responsible for directing the preparation, prosecution and maintenance (collectively “Patent Responsibilities”) of patents licensed by MAGEN under the definition of Licensed Patents. LILLY shall consult with MAGEN, and reasonably incorporate MAGEN’ S comments with respect to matters related to prosecution and maintenance of the Licensed Patents insofar as the prosecution and maintenance of the Licensed Patents shall be judged to affect MAGEN’ S development and commercial interests described herein. At its discretion, LILLY may determine that LILLY will no longer be responsible for the Patent Responsibilities of patents licensed by MAGEN under the definition of Licensed Patents and at such time LILLY shall so notify MAGEN and MAGEN shall then in a reasonable time assume such Patent Responsibilities. LILLY shall provide MAGEN with information concerning the patent portfolio as shall be necessary or helpful to MAGEN in assuming such Patent Responsibilities. If LILLY has also licensed the Licensed Patents to a Third Party in another field and LILLY determines that it no longer wishes to continue the Patent Responsibilities and notifies MAGEN that MAGEN shall assume such Patent Responsibilities, then LILLY shall assign and transfer to MAGEN all licensing agreements that LILLY has executed with any Third Party respecting the Licensed Patents.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

Exclusivity of LILLY’S Interest in Dermatology	For a period of [*] ([*]) years from the effective date of a License Agreement (the “MAGEN Exclusivity Period”), so long as MAGEN issuing commercially reasonable efforts to develop the Licensed Compounds into a Licensed Product, the MAGEN programs to develop and launch the Licensed Products shall represent LILLY’s only interest and activity with respect to development and commercialization of a product based the said mechanism of action, in the Field. Within the MAGEN Exclusivity Period and the Field, LILLY may not pursue development, commercialization, or sell products containing compounds with said mechanism as the primary mechanism of action in the Field.

MAGEN Right of First Refusal Option	LILLY may discover and advance additional molecules (the “Follow-On Compounds”) having potential to become products within the Field, but which are not Licensed Compounds under the License Agreement. LILLY may not license any such Follow-On Compound to a Third Party in the Field without first:

	(i)	Offering the Follow-On Compounds to MAGEN for licensing under commercially reasonable terms to be negotiated between MAGEN and LILLY, or terms equivalent to a bona fide licensing offer that LILLY has received from a Third Party; and

	(ii)	Receiving written notice from MAGEN that it does not want to license the Follow-On Compounds.

Upon provision of a Notice of Follow-On Compounds to MAGEN by LILLY, MAGEN shall have a period of [*] ([*]) days to review information regarding the Follow-On Compounds, and to make an election as to whether MAGEN wants to enter into licensing negotiations with LILLY regarding the Follow-On Compounds. Should MAGEN elect to license the Follow-On Compounds, the parties shall have a period of [*] ([*]) days to negotiate and execute a separate licensing agreement, under the general provisions of Section 7 of this Agreement regarding such negotiations (as if such Follow-On Compound were a Compound under the Agreement).

Should MAGEN (a) elect not to initiate licensing discussions with LILLY regarding the Follow-On Compounds; or (b) should the parties fail to successfully negotiate and execute a licensing agreement for the Follow-On Compounds, then LILLY shall be free to license the Follow-On Compounds to a Third Party under terms no less favorable to LILLY than those refused by MAGEN.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

Records Transfer and Licensing	LILLY will license and make available to MAGEN all of the LILLY records related to research, development, process development/manufacturing, regulatory filing, and clinical information (collectively “the Records”) associated with the research and development of Licensed Compounds and Licensed Products up to the effective date of the License Agreement.

Materials Transfer	LILLY will transfer to MAGEN at [*], reasonable quantities of Licensed Compounds, synthetic intermediates, starting materials, and other such materials used to make Licensed Compounds as may be than owned by LILLY.

Licensure Transfer	LILLY will license, assign, cause to be assigned, or diligently assist with efforts to assign, or provide rights to MAGEN to, any existing license, rights, or permits in its possession at the effective date of the License Agreement, which will be required or reasonably useful to effect the development of the Licensed Product by MAGEN. Such license, assignment or provision of rights will include any and all worldwide regulatory filings and associated permits.

Termination

MAGEN’s exclusive license will expire on a product-by-product and country-by-country basis, upon expiration of MAGEN’s obligation to pay royalties for the applicable Licensed Product in a country. Upon such expiration, MAGEN’s license will automatically convert to a paid-up, irrevocable, non-exclusive, royalty-free, license to commercialize such Licensed Product in the country.

LILLY shall have no right to terminate the License Agreement unless (i) MAGEN is found to be in material breach of the License Agreement and such breach has not been remedied by MAGEN within a reasonable period of time after written notice specifying the breach; (ii) upon the bankruptcy of MAGEN or (iii) on a compound by compound basis for those compound(s) MAGEN is no longer evaluating or developing.

MAGEN may terminate the License Agreement upon [*] ([*]) days advance written notice to LILLY if the results of any development program for a Licensed Product, in MAGEN’s sole judgment, do not warrant further prosecution. In the event of termination by MAGEN, all license rights of MAGEN shall terminate and all rights to the Licensed Compounds, Licensed Products and Licensed Patents shall fully revert to LILLY. Termination of the License Agreement for any reason, or expiration of the Agreement, will not affect: (i) obligations, including the payment of any milestones or royalties, which have accrued as of the date of termination or expiration, and (ii) rights and obligations which, from

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

the context thereof, are intended to survive termination or expiration of the License Agreement.

APPENDIX C

Financial Terms - Early Preclinical Compound

Licensing Fee Amount	US $[*]

Milestone Payments	MAGEN will pay the following Milestone Payments to LILLY within [*] ([*]) days of the achievement of the Milestone:

	Milestone 1	US$[*]
[*]

	Milestone 2	US$[*]
[*]

	Milestone 3	US$[*]
[*]

	Milestone 4	US$[*]
[*]

	Milestone 5	US$[*]
[*]

	Milestone 6	US$[*]
[*]

	Milestone 7	US$[*]
[*]

	Milestone 8	US$[*]
[*]

	Milestone 9	US$[*]
[*]

The above milestones shall only be payable once for each Licensed Compound or Back-Up Compound regardless of how many times the same Licensed Compound or Back-Up Compound achieves the milestone. A Back-Up Compound used to replace a Licensed Compound no longer being developed shall not have to pay for milestones already paid for by such Licensed Compound. A Back-Up Compound being developed but not as a replacement for a Licensed Compound no longer being developed shall not pay any milestone payments until it achieves a first regulatory approval in Japan, U.S. or any EU country at which time all achieved milestones will be accumulated and paid.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

Royalties	MAGEN shall pay Royalties to LILLY, which include any royalties LILLY is obligated to pay to existing third parties, on annual worldwide Net Sales of the Licensed Product in the Territory by MAGEN, its Affiliates, or Sub-Licensees in any calendar year. The Royalty shall be payable according to the following schedule.

	Incremental Net Sales	Royalty
	• $[*] to $[*] million	[*]% of Net Sales
	• >$[*] million to $[*] million	[*]% of Net Sales
	• >$[*] million	[*]% of Net Sales

Royalties shall be payable until the later of (1) the period of data package exclusivity on a country-by-country and Licensed Product by Licensed Product basis; and (2) such time as each Licensed Product on a country-by-country basis is not covered by a valid issued claim of a Licensed Patent.

If Magen (or its affiliate or sublicensee) pays royalties to third parties under license agreements under third party intellectual property covering the Licensed Compound or its manufacture or use, then Magen may deduct, from the Royalties otherwise owed to Lilly, [*]% of such royalties paid, provided that such deduction may not reduce the Royalties paid to Lilly below [*]% of the amount otherwise owed, absent such deduction.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

APPENDIX D

Financial Terms - Late Preclinical Compound

Licensing Fee Amount	US $[*]

Milestone Payments	MAGEN will pay the following Milestone Payments to LILLY within [*]([*]) days of the achievement of the Milestone:

	Milestone 1	US$[*]
[*]

	Milestone 2	US$[*]
[*]

	Milestone 3	US$[*]
[*]

	Milestone 4	US$[*]
[*]

	Milestone 5	US$[*]
[*]

	Milestone 6	US$[*]
[*]

	Milestone 7	US$[*]
[*]

	Milestone 8	US$[*]
[*]

	Milestone 9	US$[*]
[*]

The above milestones shall only be payable once for each Licensed Compound or Back-Up Compound regardless of how many times the same Licensed Compound or Back-Up Compound achieves the milestone. A Back-Up Compound used to replace a Licensed Compound no longer being developed shall not have to pay for milestones already paid for by such Licensed Compound. A Back-Up Compound being developed but not as a replacement for a Licensed Compound no longer being developed shall not pay any milestone payments until it achieves a first regulatory approval in Japan, U.S. or any EU country at which time all achieved milestones will be

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

accumulated and paid.

Royalties	MAGEN shall pay Royalties to LILLY, which include any royalties LILLY is obligated to pay to existing third parties, on annual worldwide Net Sales of the Licensed Product in the Territory by MAGEN, its Affiliates, or Sub-Licensees in any calendar year. The Royalty shall be payable according to the following schedule.

	Incremental Net Sales	Royalty
	• $[*] to $[*] million	[*]% of Net Sales
	• >$[*] million to $[*] million	[*]% of Net Sales
	• >$[*] million	[*]% of Net Sales

Royalties shall be payable until the later of (1) the period of data package exclusivity on a country-by-country and Licensed Product by Licensed Product basis; and (2) such time as each Licensed Product on a country-by-country basis is not covered by a valid issued claim of a Licensed Patent.

If Magen (or its affiliate or sublicensee) pays royalties to third parties under license agreements under third party intellectual property covering the Licensed Compound or its manufacture or use, then Magen may deduct, from the Royalties otherwise owed to Lilly, [*]% of such royalties paid, provided that such deduction may not reduce the Royalties paid to Lilly below [*]% of the amount otherwise owed, absent such deduction.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

APPENDIX E

Financial Terms - Clinical Compound

Licensing Fee Amount	US $[*]

Milestone Payments	MAGEN will pay the following Milestone Payments to LILLY within [*] ([*]) days of the achievement of the Milestone:

	Milestone 1	US$[*]
[*]

	Milestone 2	US$[*]
[*]

	Milestone 3	US$[*]
[*]

	Milestone 4	US$[*]
[*]

	Milestone 5	US$[*]
[*]

	Milestone 6	US$[*]
[*]

	Milestone 7	US$[*]
[*]

	Milestone 8	US$[*]
[*]

	Milestone 9	US$[*]
[*]

The above milestones shall only be payable once for each Licensed Compound or Back-Up Compound regardless of how many times the same Licensed Compound or Back-Up Compound achieves the milestone. A Back-Up Compound used to replace a Licensed Compound no longer being developed shall not have to pay for milestones already paid for by such Licensed Compound. A Back-Up Compound being developed but not as a replacement for a Licensed Compound no longer being developed shall not pay any milestone payments until it achieves a first regulatory approval in Japan, U.S. or any EU country at which time all achieved milestones will be accumulated and paid.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

Royalties	MAGEN shall pay Royalties to LILLY, which include any royalties LILLY is obligated to pay to existing third parties, on annual worldwide Net Sales of the Licensed Product in the Territory by MAGEN, its Affiliates, or Sub-Licensees in any calendar year. The Royalty shall be payable according to the following schedule.

	Incremental Net Sales	Royalty
	• $[*] to $[*] million	[*]% of Net Sales
	• >$[*] million to $[*] million	[*]% of Net Sales
	• >$[*] million	[*]% of Net Sales

Royalties shall be payable until the later of (1) the period of data package exclusivity on a country-by-country and Licensed Product by Licensed Product basis; and (2) such time as each Licensed Product on a country-by-country basis is not covered by a valid issued claim of a Licensed Patent.

If Magen (or its affiliate or sublicensee) pays royalties to third parties under license agreements under third party intellectual property covering the Licensed Compound or its manufacture or use, then Magen may deduct, from the Royalties otherwise owed to Lilly, [*]% of such royalties paid, provided that such deduction may not reduce the Royalties paid to Lilly below [*]% of the amount otherwise owed, absent such deduction.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.